UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2016

Reynolds American Inc.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 336-741-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on December 18, 2014, Reynolds American Inc. (“RAI”) entered into a Credit Agreement (the “Credit Agreement”) among RAI, as borrower, the various agents thereunder and the lenders party thereto from time to time, as amended by the First Amendment to Credit Agreement, dated October 21, 2015. The Credit Agreement provides for a $2.00 billion senior unsecured revolving credit facility and, as amended by the First Amendment thereto dated as of October 21, 2015, matures on December 18, 2020. Certain of RAI’s subsidiaries guarantee RAI’s obligations under the Credit Agreement.

On October 17, 2016, pursuant to the Credit Agreement, RAI requested that the maturity date of the Credit Agreement be extended by 12 months, to December 18, 2021 (the “Request”). On November 4, 2016, the administrative agent under the Credit Agreement (the “Agent”) notified RAI by a letter (the “Notice”) that the extension of the maturity date as requested had been approved by the lenders and was effective as of the date of the notification, and the Agent and lenders countersigned and returned the Request.

In connection with the maturity date extension, RAI and its guarantor subsidiaries entered into a Second Amendment to Credit Agreement, dated as of November 4, 2016 (the “Amendment”), with the Agent and the lenders party thereto. Pursuant to the Amendment, consistent with current industry standards and conventions, additional provisions were added to address new European Economic Area regulations that give European bank regulators powers to eliminate, convert to equity or otherwise modify failing European financial institutions’ unsecured liabilities (including, for instance, loan commitments).

The agents and lenders under the Credit Agreement, and their respective affiliates, engage in commercial and investment banking, transaction advisory, corporate trust and other commercial dealings with RAI and its affiliates. They receive customary fees and commissions for these business relationships.

The foregoing description of the Request and Notice, and the Amendment, is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated herein by reference in response to this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	Request for, and Notice of, Extension of Maturity Date under the Credit Agreement.

10.2	Second Amendment to Credit Agreement, dated as of November 4, 2016, to the Credit Agreement, dated as of December 18, 2014, among Reynolds American Inc., as Borrower, and the agents and lending institutions party thereto, as amended by the First Amendment to Credit Agreement, dated as of October 21, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2016

REYNOLDS AMERICAN INC.

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	Senior Vice President, Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Request for, and Notice of, Extension of Maturity Date under the Credit Agreement.

10.2	Second Amendment to Credit Agreement, dated as of November 4, 2016, to the Credit Agreement, dated as of December 18, 2014, among Reynolds American Inc., as Borrower, and the agents and lending institutions party thereto, as amended by the First Amendment to Credit Agreement, dated as of October 21, 2015.